As filed with the Securities and Exchange Commission on October 25, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-2908274
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

87 Cambridge Park Drive

Cambridge, MA 02140

(617) 401-4060

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas A. Treco, Ph.D.

President and Chief Executive Officer

87 Cambridge Park Drive

Cambridge, MA 02140

(617) 401-4060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq. Ryan S. Sansom, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	David C. Lubner Executive Vice President and Chief Financial Officer Ra Pharmaceuticals, Inc. 87 Cambridge Park Drive Cambridge, Massachusetts 02140 (617) 401-4060	Peter N. Handrinos, Esq. Brandon J. Bortner, Esq. Latham & Watkins LLP John Hancock Tower 200 Clarendon Street Boston, Massachusetts 02116 (617) 948-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-213917

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐		Accelerated Filer	☐

Non-Accelerated Filer	☒	(Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.001 per share	1,436,615	$13.00	$18,675,995	$2,165

(1)              Represents only the additional number of shares being registered and includes 187,385 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-213917).

(2)              The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $93,380,000 on a Registration Statement on Form S-1 (File No. 333-213917), which was declared effective by the Securities and Exchange Commission on October 25, 2016. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $18,675,995 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Ra Pharmaceuticals, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-213917), which was declared effective by the Commission on October 25, 2016, are incorporated in this registration statement by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 25th day of October, 2016.

RA PHARMACEUTICALS, INC.

By:	/s/ Douglas A. Treco
Douglas A. Treco, Ph.D.
President, Chief Executive Officer and Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/DOUGLAS A. TRECO	Director, President, Chief Executive Officer and Principal Executive Officer	October 25, 2016
Douglas A. Treco, Ph.D.

/s/DAVID C. LUBNER	Executive Vice President, Chief Financial Officer and Principal Financial and Accounting Officer	October 25, 2016
David C. Lubner

*	Director	October 25, 2016
Peter Tuxen Bisgaard

*	Director	October 25, 2016
Markus Goebel, M.D., Ph.D.

*	Director	October 25, 2016
Robert Heft, Ph.D.

*	Director	October 25, 2016
Jason Lettmann

*	Director	October 25, 2016
Edward T. Mathers

*	Director	October 25, 2016
Timothy R. Pearson

*	Director	October 25, 2016
Rajeev Shah

*       Pursuant to Power of Attorney

By:	/s/ DOUGLAS A. TRECO
Douglas A. Treco, Ph.D.
Attorney in Fact

3

EXHIBIT INDEX

Exhibit No.		Exhibit Index

5.1		Opinion of Goodwin Procter LLP

23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2		Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney

*                 Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-213917), originally filed with the Securities and Exchange Commission on September 30, 2016 and incorporated by reference herein.

4